        EXHIBIT 77(O) MORGAN STANLEY DEAN WITTER INSURED MUNICIPAL BOND TRUST
        10f-3 transactions for the period December 31, 1999 - March 31, 2000


                                                                          TOTAL
                                                                          ISSUED/
                                 DATE       PRICE   SHARES       % of     PRINCIPAL        PURCHASED
SECURITY                         PURCHASED  SHARE   PURCHASED    Assets   AMOUNT           BY GROUP  BROKER(S)

Detroit, Michigan Water Supply Ser 1999

                                11/19/99  $97.470   1,750,000    1.716%  $560,000,000.00   0.313%    Goldman Sachs




